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As filed with the Securities and Exchange Commission on March 29, 2004

Registration No. 333-110996

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT NO. 4
TO

FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNICON CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3826 (Primary Standard Industrial Classification Code No.)	23-2269490 (I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100
Huntingdon Valley, Pennsylvania 19006
(215) 830-0777

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward L. Erickson
Chairman, President and Chief Executive Officer
Immunicon Corporation
3401 Masons Mill Road, Suite 100
Huntingdon Valley, Pennsylvania 19006
(215) 830-0777
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stephen A. Jannetta, Esq. James W. McKenzie, Jr., Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000	James L. Wilcox, Esq. Chief Counsel Immunicon Corporation 3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania 19006 (215) 830-0777	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The purpose of this Amendment No. 4 is to file certain exhibits to the Registration Statement, as set forth below in Item 16 of Part II, and to update Items 13 through 15 of Part II.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Amount

SEC registration fee	$8,290
NASD filing fee	10,160
Nasdaq National Market listing fee	100,000
Printing and engraving expenses	500,000
Legal fees and expenses	750,000
Accounting fees and expenses	300,000
Blue Sky fees and expenses (including legal fees)	10,000
Transfer agent and registrar fees and expenses	6,000
Miscellaneous fees and expenses	15,550

Total	$1,700,000

Item 14.    Indemnification of directors and officers

The registrant's certificate of incorporation permits indemnification to the fullest extent permitted by Delaware law. The registrant's bylaws require the registrant to indemnify any person who was or is an authorized representative of the registrant, and who was or is a party or is threatened to be made by a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to any criminal third party proceedings) had no reasonable cause to believe such conduct was unlawful. The registrant shall also indemnify any person who was or is an authorized representative of the registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the registrant's bylaws as to expenses actually and reasonably incurred to the extent that an authorized representative of the registrant had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of 1933, the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Underwriting Agreement provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers, and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement.

Item 15.    Recent sales of unregistered securities

During the three-year period preceding the date of this offering, we issued and sold the following securities (the option, warrant, share and price numbers below give effect, where applicable, to the two-for-three reverse stock split of our common stock completed in March 2004):

  1.
  Options to purchase 1,851,992 shares of our common stock, at a weighted average exercise price of $2.84, to employees, consultants, directors and officers pursuant to our equity compensation plan, consisting of options to purchase 101,783 shares in 2001 at a weighted average exercise price of $2.40, 838,559 shares in 2002 at a weighted average exercise price of $2.40, 827,034 shares in 2003 at a weighted average exercise price of $2.72, and 84,616 shares in 2004 at a weighted average exercise price of $9.00. We relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act.

  2.
  An aggregate of 22,357 shares of our common stock upon the exercise of stock options granted to employees, consultants, directors and officers pursuant to our equity compensation plan, at an aggregate exercise price of $36,098, consisting of 200 shares issued in 2001 at an aggregate exercise price of $210.00, 16,334 shares issued in 2002 at an aggregate exercise price of $21,140, 3,609 shares issued in 2003 at an aggregate exercise price of $9,136 and 2,214 shares issued in 2004 at an aggregate exercise price of $5,612. We relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act.

  3.
  An aggregate of 18,677 shares of our common stock in 2003 to our directors who elected to receive shares of common stock in lieu of annual cash compensation in an aggregate amount of $22,500 in accordance with our director compensation policy, consisting of 17,500 shares issued in May 2003 in lieu of an aggregate amount of $21,000 in cash compensation and 1,177 shares issued in November 2003 in lieu of $1,500 in cash compensation. We relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act.

  4.
  An aggregate of 20,000 shares of our common stock in May 2003 to four of our principal stockholders, all of which are accredited investors, in lieu of issuing shares of common stock to our directors affiliated with these principal stockholders who elected to receive shares of common stock in lieu of annual cash compensation in an aggregate amount of $24,000 in accordance with our director compensation policy. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  5.
  In August 2001, we issued warrants to purchase an aggregate of 8,001 shares of our common stock at an exercise price of $2.40 per share to three of our principal stockholders, all of which are accredited investors, in lieu of granting options as compensation for board service to certain of our directors who are affiliated with these principal stockholders. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  6.
  In December 2001, we sold an aggregate of 7,187,500 shares of our Series F preferred stock at a purchase price of $4.00 per share to twenty-four accredited investors for an aggregate purchase price of $28,750,000. UBS Warburg LLC acted as the exclusive placement agent for this financing and received $1,646,265 as consideration for its services. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

  7.
  In April 2002, we issued to Silicon Valley Bank a warrant to purchase 25,000 shares of our Series F preferred stock at an exercise price of $4.00 per share in connection with a line of credit. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  8.
  In August 2002, we issued warrants to purchase an aggregate of 22,669 shares of our common stock at an exercise price of $2.40 per share to four of our principal stockholders, all of which are accredited investors, in lieu of granting options as compensation for board service to certain of our directors who are affiliated with these principal stockholders. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  9.
  In April 2003, we issued to Silicon Valley Bank a warrant to purchase 13,750 shares of our Series F preferred stock at an exercise price of $4.00 per share in connection with a line of credit. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  10.
  In April 2003, we issued to General Electric Capital Corporation a warrant to purchase 20,834 shares of our common stock at an exercise price of $6.00 per share in connection with a line of credit. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  11.
  In May 2003, we issued warrants to purchase an aggregate of 22,669 shares of our common stock at an exercise price of $2.40 per share to four of our principal stockholders, all of which are accredited investors, in lieu of granting options as compensation for board service to certain of our directors who are affiliated with these principal stockholders. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  12.
  In June 2003, we sold an aggregate of 6,187,000 shares of our Series F preferred stock at a purchase price of $4.00 per share to thirty-four accredited investors for an aggregate purchase price of $24,748,000. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

  13.
  In August 2003, we sold 80,000 shares of our Series F preferred stock at a purchase price of $5.00 per share to Research and Diagnostic Systems, Inc., an accredited investor, for an aggregate purchase price of $400,000. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

  14.
  In January 2004, we issued warrants to purchase an aggregate of 18,668 shares of our common stock at an exercise price of $9.00 per share to three of our principal stockholders, all of which are accredited investors, in lieu of granting options as compensation for board service to certain of our directors who are affiliated with these principal stockholders. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  15.
  An aggregate of 720,000 shares of our Series D preferred stock in March 2004 to six accredited investors upon the exercise of outstanding warrants previously issued to such investors in March 1999, at an aggregate exercise price of $231,699. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  16.
  An aggregate of 10,667 shares of our common stock in March 2004 to one accredited investor upon the exercise of outstanding warrants previously issued to affiliates of such investor who are also accredited investors in August 2001, August 2002 and May 2003, at an aggregate exercise price of $25,600. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  17.
  In March 2004, we issued a warrant to purchase 3,334 shares of our common stock at an exercise price of $1.50 per share to one accredited investor in connection with the performance of research and development consulting services by the investor for us beginning in August 1999. We relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

The recipients of securities in the transactions described above represented to us their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us and otherwise, to information about us.

With respect to the sales and issuances referenced in items 1-3 above, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act. All of these sales and issuances were made to employees, consultants, directors and officers pursuant to a written compensatory benefit plan (in the case of items 1-2 above, our equity compensation plan, and, in the case of item 3 above, our director compensation policy). All consultants to which we issued such securities were natural persons that provided bona fide services to us or our majority-owned subsidiaries, other than services in connection with the offer or sale of securities in a capital-raising transaction or that directly or indirectly promoted or maintained a market for our securities.

None of the sales or issuances referenced in items 1-3 above involved the sale or offering of an amount of securities that exceeded, during the 12-month period preceding each such sale or issuance, the greater of: (i) $1,000,000; (ii) 15% of our total assets, measured as of the most recent balance sheet date (no older than our last fiscal year end) preceding such sale or issuance; or (iii) 15% of the outstanding amount of the class of securities sold or offered in reliance on Rule 701 promulgated under the Securities Act, measured as of the most recent balance sheet date (no older than our last fiscal year end) preceding such sale or issuance. Each participant in our equity compensation plan or under our director compensation policy described in items 1-3 above was provided with a copy of the respective plan or policy. In addition, as of the date of the last of the sales or issuances described in items 1-3 above, we did not have sales in excess of $5 million during any 12-month period.

Item 16.    Exhibits

Exhibit number	Description

1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation of Immunicon Corporation to be filed and to become effective upon completion of this offering.
3.2	Form of Bylaws of Immunicon Corporation to become effective upon completion of this offering.
4.1	Form of Immunicon Corporation Common Stock Certificate.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Form of Warrant to Purchase Stock issued by Immunicon Corporation to Silicon Valley Bank and accompanying schedule.
10.2	Form of First Amendment to Warrant to Purchase Stock between Immunicon Corporation and Silicon Valley Bank and accompanying schedule.
10.3	Form of Series D Preferred Stock Purchase Warrant issued by Immunicon Corporation on March 15, 1999 and accompanying schedule.
10.4	Form of Common Stock Purchase Warrant issued by Immunicon Corporation and accompanying schedule.
10.5	Form of Common Stock Purchase Warrant, issued by Immunicon Corporation on July 1, 1998 and accompanying schedule.
10.6	Warrant to Purchase 31,250 Shares of Common Stock, issued by Immunicon Corporation on April 28, 2003 to General Electric Capital Corporation.
10.7	Second Amended and Restated Investors' Rights Agreement, dated December 13, 2001, among Immunicon Corporation and the parties set forth therein.
10.8	Amendment to Second Amended and Restated Investors' Rights Agreement, dated March 6, 2003, among Immunicon Corporation and the parties set forth therein.
10.9	Second Amendment to Second Amended and Restated Investors' Rights Agreement, dated June 30, 2003, among Immunicon Corporation and the parties set forth therein.
10.10	Loan and Security Agreement, dated April 30, 2002, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank.
10.11	Form of Negative Pledge Agreement, dated April 30, 2002, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank, and accompanying schedule.
10.12	Amendment to Loan and Security Agreement, dated April 28, 2003, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank.

10.13	Master Security Agreement, dated April 15, 2003, between Immunicon Corporation and General Electric Capital Corporation.
10.14	Amendment to Master Security Agreement, dated April 15, 2003, between Immunicon Corporation and General Electric Capital Corporation.
10.15	Registration Rights Agreement, dated May 14, 1999, between Immunicon Corporation and Silicon Valley Bank.
10.16	Registration Rights Agreement, dated January 31, 2000, between Immunicon Corporation and Silicon Valley Bank.
10.17	Registration Rights Agreement, dated December 23, 2000, between Immunicon Corporation and Silicon Valley Bank.
10.18	Registration Rights Agreement, dated April 28, 2003, between Immunicon Corporation and Silicon Valley Bank.
10.19	Registration Rights Agreement, dated April 28, 2003, between Immunicon Corporation and GE Capital Corporation
10.20	Agreement of Lease, dated August 20, 1999, between Immunicon Corporation and Masons Mill Partners, L.P.
10.21	First Amendment to Agreement of Lease, dated August 20, 1999, between Immunicon Corporation and Masons Mill Partners, L.P.
10.22	Second Amendment to Agreement of Lease, dated September 19, 2000, between Immunicon Corporation and Masons Mill Partners, L.P.
10.23	Confirmation of Lease Term, dated November 17, 2000, between Immunicon Corporation and Masons Mill Partners, L.P.
10.24	Third Amendment to Agreement of Lease, dated April 24, 2002, between Immunicon Corporation and Masons Mill Partners, L.P.
10.25	Fourth Amendment to Agreement of Lease, dated September 30, 2002, between Immunicon Corporation and Masons Mill Partners, L.P.
10.26	Fifth Amendment to Agreement of Lease, dated September 25, 2003, between Immunicon Corporation and Masons Mill Partners, L.P.
10.27#**	Development, License and Supply Agreement, dated August 17, 2000, between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc.
10.28#**	Amendment to Development, License and Supply Agreement, dated December 10, 2002, between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc.
10.29#**	Letter agreement regarding Development, License and Supply Agreement, dated November 10, 2003, between Immunicon Corporation and Veridex, LLC.
10.30#**	License and Supply Agreement, dated August 14, 2003, between Immunicon Corporation and Research and Diagnostic Systems, Inc.
10.31**	Master Supply Agreement, dated November 19, 2002, between Immunicon Corporation and Astro Instrumentation, LLC.

10.32#**	Non-Exclusive License and Supply Agreement, dated as of November 1, 2003, between Immunicon Corporation and Molecular Probes, Inc.
10.33**	Agreement, dated February 10, 2003, between Immunicon Corporation and Pfizer Inc.
10.34	Master Services Agreement, dated December 17, 2002, between Immunicon Corporation and Igeneon Krebs-Immuntherapie Forschungs-und Entwicklungs-AG.
10.35#**	Exclusive License Agreement, dated June 21, 1999, between Immunicon Corporation and the Board of Regants of the University of Texas System.
10.36**	License Agreement, dated April 1, 1997, between Immunivest Corporation and Twente University.
10.37**	Technology Development Agreement, dated April 1, 1997, between Immunicon Corporation and University of Twente.
10.38	Letter agreement, dated April 15, 2003, between Immunicon Corporation and Edward L. Erickson.
10.39	Letter agreement, dated April 15, 2003, between Immunicon Corporation and James G. Murphy.
10.40	Letter agreement, dated April 15, 2003, between Immunicon Corporation and Leon W.M.M. Terstappen, M.D., Ph.D.
10.41	Consulting Agreement, dated January 10, 2000, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.42	Letter agreement, dated February 21, 2002, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.43	Letter agreement, dated September 16, 2002, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.44	Letter Agreement, dated November 18, 2003, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.45	Immunicon Corporation Amended and Restated Equity Compensation Plan.
10.46	Immunicon Corporation 2004 Employee Stock Purchase Plan.
10.47#**	Non-Exclusive License Agreement, dated July 1, 2002, between Immunicon Corporation and Streck Laboratories, Inc.
10.48**	Amendment to Non-Exclusive License Agreement, dated July 24, 2003, between Immunicon Corporation and Streck Laboratories, Inc.
10.49	Form of Letter Agreement, to be entered into between Immunicon Corporation and James L. Wilcox, Esq.
10.50	Form of Employee Non-Compete Agreement to be entered into between Immunicon Corporation and James L. Wilcox, Esq.
10.51	Employee Non-Compete Agreement, dated March 15, 1999, between Immunicon Corporation and Edward L. Erickson.

10.52	Employee Non-Compete Agreement, dated November 1, 1999, between Immunicon Corporation and James G. Murphy.
10.53	Non-Compete Agreement, dated October 24, 1994, between Immunicon Corporation and Leon W.W.M. Terstappen, M.D., Ph.D.
10.54	Third Amendment to Second Amended and Restated Investors' Rights Agreement, dated March 15, 2004, among Immunicon Corporation and the parties set forth therein.
10.55#**	Supply Agreement, dated December 13, 2003, between Immunicon Corporation and Astro Instrumentation, LLC.
10.56#	Form of Common Stock Purchase Warrant issued by Immunicon Corporation on January 23, 2004 and accompanying schedule.
10.57#	Common Stock Purchase Warrant issued by Immunicon Corporation to BioProbe BV on March 12, 2004.
21.1	Subsidiaries of Immunicon Corporation.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

#
Filed herewith.

**
Certain information in these exhibits has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Item 17.    Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntingdon Valley, in the Commonwealth of Pennsylvania, on March 29, 2004.

IMMUNICON CORPORATION
By:	/s/ EDWARD L. ERICKSON Edward L. Erickson Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ EDWARD L. ERICKSON Edward L. Erickson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 29, 2004
/s/ JAMES G. MURPHY James G. Murphy	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2004
* Jonathan Cool	Director	March 29, 2004
* J. William Freytag, Ph.D.	Director	March 29, 2004
* Brian J. Geiger	Director	March 29, 2004
* Ann Hanham, Ph.D.	Director	March 29, 2004

* Zola P. Horovitz	Director	March 29, 2004
* Allen J. Lauer	Director	March 29, 2004
* Marc Ostro, Ph.D.	Director	March 29, 2004
* Seth A. Rudnick, M.D.	Director	March 29, 2004
* Elizabeth E. Tallett	Director	March 29, 2004

*By:	/s/ EDWARD L. ERICKSON Edward L. Erickson Attorney-in-Fact

Exhibit index

Exhibit number	Description

1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation of Immunicon Corporation to be filed and to become effective upon completion of this offering.
3.2	Form of Bylaws of Immunicon Corporation to become effective upon completion of this offering.
4.1	Form of Immunicon Corporation Common Stock Certificate.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Form of Warrant to Purchase Stock issued by Immunicon Corporation to Silicon Valley Bank and accompanying schedule.
10.2	Form of First Amendment to Warrant to Purchase Stock between Immunicon Corporation and Silicon Valley Bank and accompanying schedule.
10.3	Form of Series D Preferred Stock Purchase Warrant issued by Immunicon Corporation on March 15, 1999 and accompanying schedule.
10.4	Form of Common Stock Purchase Warrant issued by Immunicon Corporation and accompanying schedule.
10.5	Form of Common Stock Purchase Warrant, issued by Immunicon Corporation on July 1, 1998 and accompanying schedule.
10.6	Warrant to Purchase 31,250 Shares of Common Stock, issued by Immunicon Corporation on April 28, 2003 to General Electric Capital Corporation.
10.7	Second Amended and Restated Investors' Rights Agreement, dated December 13, 2001, among Immunicon Corporation and the parties set forth therein.
10.8	Amendment to Second Amended and Restated Investors' Rights Agreement, dated March 6, 2003, among Immunicon Corporation and the parties set forth therein.
10.9	Second Amendment to Second Amended and Restated Investors' Rights Agreement, dated June 30, 2003, among Immunicon Corporation and the parties set forth therein.
10.10	Loan and Security Agreement, dated April 30, 2002, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank.
10.11	Form of Negative Pledge Agreement, dated April 30, 2002, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank, and accompanying schedule.
10.12	Amendment to Loan and Security Agreement, dated April 28, 2003, among Immunicon Corporation, its subsidiaries and Silicon Valley Bank.
10.13	Master Security Agreement, dated April 15, 2003, between Immunicon Corporation and General Electric Capital Corporation.
10.14	Amendment to Master Security Agreement, dated April 15, 2003, between Immunicon Corporation and General Electric Capital Corporation.
10.15	Registration Rights Agreement, dated May 14, 1999, between Immunicon Corporation and Silicon Valley Bank.
10.16	Registration Rights Agreement, dated January 31, 2000, between Immunicon Corporation and Silicon Valley Bank.
10.17	Registration Rights Agreement, dated December 23, 2000, between Immunicon Corporation and Silicon Valley Bank.
10.18	Registration Rights Agreement, dated April 28, 2003, between Immunicon Corporation and Silicon Valley Bank.
10.19	Registration Rights Agreement, dated April 28, 2003, between Immunicon Corporation and GE Capital Corporation
10.20	Agreement of Lease, dated August 20, 1999, between Immunicon Corporation and Masons Mill Partners, L.P.
10.21	First Amendment to Agreement of Lease, dated August 20, 1999, between Immunicon Corporation and Masons Mill Partners, L.P.
10.22	Second Amendment to Agreement of Lease, dated September 19, 2000, between Immunicon Corporation and Masons Mill Partners, L.P.
10.23	Confirmation of Lease Term, dated November 17, 2000, between Immunicon Corporation and Masons Mill Partners, L.P.
10.24	Third Amendment to Agreement of Lease, dated April 24, 2002, between Immunicon Corporation and Masons Mill Partners, L.P.
10.25	Fourth Amendment to Agreement of Lease, dated September 30, 2002, between Immunicon Corporation and Masons Mill Partners, L.P.
10.26	Fifth Amendment to Agreement of Lease, dated September 25, 2003, between Immunicon Corporation and Masons Mill Partners, L.P.
10.27#**	Development, License and Supply Agreement, dated August 17, 2000, between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc.
10.28#**	Amendment to Development, License and Supply Agreement, dated December 10, 2002, between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc.
10.29#**	Letter agreement regarding Development, License and Supply Agreement, dated November 10, 2003, between Immunicon Corporation and Veridex, LLC.
10.30#**	License and Supply Agreement, dated August 14, 2003, between Immunicon Corporation and Research and Diagnostic Systems, Inc.
10.31**	Master Supply Agreement, dated November 19, 2002, between Immunicon Corporation and Astro Instrumentation, LLC.
10.32#**	Non-Exclusive License and Supply Agreement, dated as of November 1, 2003, between Immunicon Corporation and Molecular Probes, Inc.
10.33**	Agreement, dated February 10, 2003, between Immunicon Corporation and Pfizer Inc.
10.34	Master Services Agreement, dated December 17, 2002, between Immunicon Corporation and Igeneon Krebs-Immuntherapie Forschungs-und Entwicklungs-AG.
10.35#**	Exclusive License Agreement, dated June 21, 1999, between Immunicon Corporation and the Board of Regants of the University of Texas System.
10.36**	License Agreement, dated April 1, 1997, between Immunivest Corporation and Twente University.
10.37**	Technology Development Agreement, dated April 1, 1997, between Immunicon Corporation and University of Twente.
10.38	Letter agreement, dated April 15, 2003, between Immunicon Corporation and Edward L. Erickson.
10.39	Letter agreement, dated April 15, 2003, between Immunicon Corporation and James G. Murphy.
10.40	Letter agreement, dated April 15, 2003, between Immunicon Corporation and Leon W.M.M. Terstappen, M.D., Ph.D.
10.41	Consulting Agreement, dated January 10, 2000, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.42	Letter agreement, dated February 21, 2002, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.43	Letter agreement, dated September 16, 2002, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.44	Letter Agreement, dated November 18, 2003, between Immunicon Corporation and Paul A. Liberti, Ph.D.
10.45	Immunicon Corporation Amended and Restated Equity Compensation Plan.
10.46	Immunicon Corporation 2004 Employee Stock Purchase Plan.
10.47#**	Non-Exclusive License Agreement, dated July 1, 2002, between Immunicon Corporation and Streck Laboratories, Inc.
10.48**	Amendment to Non-Exclusive License Agreement, dated July 24, 2003, between Immunicon Corporation and Streck Laboratories, Inc.
10.49	Form of Letter Agreement to be entered into between Immunicon Corporation and James L. Wilcox, Esq.
10.50	Form of Employee Non-Compete Agreement to be entered into between Immunicon Corporation and James L. Wilcox, Esq.
10.51	Employee Non-Compete Agreement, dated March 15, 1999, between Immunicon Corporation and Edward L. Erickson.
10.52	Employee Non-Compete Agreement, dated November 1, 1999, between Immunicon Corporation and James G. Murphy.
10.53	Non-Compete Agreement, dated October 24, 1994, between Immunicon Corporation and Leon W.W.M. Terstappen, M.D., Ph.D.
10.54	Third Amendment to Second Amended and Restated Investors' Rights Agreement, dated March 15, 2004, among Immunicon Corporation and the parties set forth therein.
10.55#**	Supply Agreement, dated December 13, 2003, between Immunicon Corporation and Astro Instrumentation, LLC.
10.56#	Form of Common Stock Purchase Warrant issued by Immunicon Corporation on January 23, 2004 and accompanying schedule.
10.57#	Common Stock Purchase Warrant issued by Immunicon Corporation to BioProbe BV on March 12, 2004.
21.1	Subsidiaries of Immunicon Corporation.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

#
Filed herewith.

**
Certain information in these exhibits has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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